As filed with the Securities and Exchange Commission on June 26, 1998

                                      REGISTRATION NO. 333____________
         ==============================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    -------------------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                    -------------------------------------
                          SCOTSMAN INDUSTRIES, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                  36-3635892
   (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

                            820 FOREST EDGE DRIVE
                        VERNON HILLS, ILLINOIS 60061
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                SCOTSMAN INDUSTRIES, INC. LONG-TERM EXECUTIVE
                        INCENTIVE COMPENSATION PLAN
                          (FULL TITLE OF THE PLAN)

                              DONALD D. HOLMES
                           VICE PRESIDENT-FINANCE
                          SCOTSMAN INDUSTRIES, INC.
                            820 FOREST EDGE DRIVE
                        VERNON HILLS, ILLINOIS 60061
                   (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               (847) 215-4447
        (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               WITH A COPY TO:

                             SHIRLEY M. LUKITSCH
                            SCHIFF HARDIN & WAITE
                              7200 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5602

                            ---------------------

                       CALCULATION OF REGISTRATION FEE

                                                         Proposed maximum      Proposed maximum         Amount of
                                              Amount     offering price per    aggregate offering     registration
       Title of Securities to be Registered   to be          share (1)             price (1)             fee (1)

       Common Stock, par value
       $0.10 per share (including
       associated Common Stock                600,000        $26.3125               $15,787,500        $4,657.31
       Purchase Rights)

     (1)      Estimated on the basis of $26.3125 per share, the average of the high and low sales prices as reported on the
              New York Stock Exchange consolidated reporting system on June 23, 1998, pursuant to Rule 457(h) and 457(c).

                            GENERAL INSTRUCTIONS


   E.        REGISTRATION OF ADDITIONAL SECURITIES

             The purpose of this Registration Statement on Form S-8 is to register an additional 600,000 shares of common stock, $0.10 par value per share (the "Common Stock"), and the associated Common Stock Purchase Rights (the "Rights") of the Registrant issuable pursuant to the Scotsman Industries, Inc. Long-Term Executive Incentive Compensation Plan. The contents of the Registrant's previously filed Registration Statements on Form S-8, File Nos. 33-35871 and 33-53482, filed with the Securities and Exchange Commission on July 13, 1990 and October 20, 1992, registering shares of Common Stock and the associated Rights issuable under the Plan, are hereby incorporated by reference in this Registration Statement.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

             All information required in this Registration Statement not included in the exhibits filed herewith or set forth on the signature page is set forth in the Registrant's previously filed Registration Statements on Form S-8, File Nos. 33-35871 and 33-53482, which are incorporated by reference herein.


   ITEM 8.   EXHIBITS.

             The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 4 hereof.





                                 SIGNATURES

             THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Vernon Hills, State of Illinois, on May 14, 1998.


                                        SCOTSMAN INDUSTRIES, INC.
                                        (Registrant)


                                        By: /s/ Richard C. Osborne
                                            -----------------------------
                                        Richard C. Osborne
                                        Chairman of the Board, President
                                        and Chief Executive Officer


                              POWER OF ATTORNEY

             Each person whose signature appears below appoints Richard
   C. Osborne and Donald D. Holmes, or either of them, as such person's true and lawful attorneys-in-fact to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys-in-fact will deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock (and the Common Stock Purchase Rights associated therewith), which amendments may make such changes in such registration statement as either of the above-named attorneys-in-fact deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                Title                        Date
        --------------           -------                      -------

   /s/ Richard C. Osborne        Chairman of the Board,      May 14, 1998
   -------------------------     President, Chief Executive
   Richard C. Osborne            Officer and Director
                                 (Principal Executive Officer)





   /s/ Donald D. Holmes          Vice President -- Finance   May 14, 1998
   --------------------------    Principal Financial and
   Donald D. Holmes              Accounting Officer)


   /s/ Donald C. Clark           Director                    May 14, 1998
   --------------------------
   Donald C. Clark


   /s/ Frank W. Considine        Director                    May 14, 1998
   --------------------------
   Frank W. Considine


   --------------------------    Director                    May 14, 1998
   George D. Kennedy


   /s/ James J. O'Connor         Director                    May 14, 1998
   --------------------------
   James J. O'Connor


   /s/ Robert G. Rettig          Director                   May 14, 1998
   --------------------------
   Robert G. Rettig


   /s/ Richard L. Thomas         Director                   May 14, 1998
   --------------------------
   Richard L. Thomas





                                EXHIBIT INDEX

   EXHIBIT
   NUMBER              DESCRIPTION*                              PAGE NO.
   --------------      ------------------------                ----------

   4.1 Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to the Registrant's Form 10-K for the fiscal year ended December 31,
                  1989).

   4.2            By-Laws of the Registrant, as amended
                  (incorporated herein by reference to the Registrant's Form 8-K, dated June 21,
                  1991).

   4.3            Rights Agreement, dated as of April 14,
                  1989, between Scotsman Industries, Inc.
                  and Harris Trust & Savings Bank
                  (incorporated herein by reference to the Registrant's Form 8-K, dated April 25,
                  1989), as amended by Amendment No. 1
                  thereto, dated as of January 11, 1994
                  (incorporated herein by reference to
                  Scotsman Industries, Inc. Amendment No.
                  4 to General Form for Registration of
                  Securities on Form 10/A, as filed with
                  the Commission on January 27, 1994),
                  Amendment No. 2 thereto, dated as of
                  February 10, 1998 (incorporated herein
                  by reference to the Company's Form 8-K,
                  dated February 10, 1998) and Amendment
                  No. 3 thereto, dated as of February 11,
                  1998 (incorporated herein by reference
                  to the Company's Form 8-K, dated
                  February 10, 1998).

   5              Opinion of Schiff Hardin & Waite.

   23.1           Consent of Arthur Andersen LLP

   23.2           Consent of Schiff Hardin & Waite
                  (contained in their opinion filed as
                  Exhibit 5).

   24             Powers of Attorney (contained on the
                  signature pages hereto).

   ------------------------------

        * Unless otherwise indicated, all documents incorporated by reference to prior filings have been filed under Commission File No. 1-10182.